                                   EXHIBIT 11

                              DATA I/O CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE


Earnings per share reported in Form 10-Q for the quarters ended June 29, 1995, and June 30, 1994 are based on the following (In thousands):


                                                  Quarters Ended                          Six Months Ended
                                                  --------------                          ----------------
                                            June 29,          June 30,                June 29,         June 30,
Primary and fully Diluted:                    1995              1994                    1995             1994
--------------------------                -----------       ------------            ------------     ------------


Weighted Average Shares Outstanding           7,530            7,328                    7,502           7,315



Dilutive Effect of Stock Options                400               32                      373              32
                                          -----------       ------------            ------------     ------------



Weighted Average Common and
Equivalent Shares Outstanding                 7,930            7,360                    7,875            7,347
                                          -----------       ------------            ------------     ------------
                                          -----------       ------------            ------------     ------------

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